Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 1, 2019	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
AND PROVIDES PRELIMINARY GUIDANCE FOR FISCAL 2020

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2019 fiscal year and for the nine months ended June 30, 2019.

FISCAL 2019 THIRD QUARTER SUMMARY

•	GAAP earnings of $63.8 million, or $0.73 per share, compared to $63.0 million, or $0.73 per share, in the prior year

•	Adjusted operating results of $61.8 million, or $0.71 per share, compared to $63.3 million, or $0.73 per share, in the prior year (see non-GAAP reconciliation on page 2)

•	Adjusted EBITDA of $182.9 million compared to $175.2 million in the prior year (non-GAAP reconciliation on page 24)

•	E&P segment net production of 54.7 Bcfe, an increase of 23% from the prior year and 12% from the second quarter

•	Average natural gas prices, after the impact of hedging, of $2.36 per Mcf, down $0.07 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $62.92 per Bbl, up $4.18 per Bbl from the prior year

•	Gathering segment operating revenues increased $5.0 million on an 18% increase in gathered volumes

•	Utility segment net income increased $3.4 million, or 87%, on higher customer margins

FISCAL 2019 AND FISCAL 2020 GUIDANCE UPDATE SUMMARY

The Company is updating its fiscal 2019 guidance and providing preliminary fiscal 2020 guidance relating to earnings, capital expenditures, and production. See pages 5 and 6 for additional discussion.

	Updated FY 2019 Guidance	Preliminary FY 2020 Guidance	Key Forecast Drivers

Earnings per Share	$3.40 to $3.50	$3.25 to $3.55	Increase in production offset by lower natural gas prices

Capital Expenditures ($MM)	$745 to $800	$725 to $820
E&P and Gathering	$525 to $550	$455 to $505	Seneca to drop rig in Q2 fiscal 2020
Pipeline and Storage	$130 to $150	$180 to $215	Empire North expansion project
Utility	$90 to $100	$90 to $100	System modernization backed by rate tracker in NY

E&P Production (Bcfe)	205 to 215	235 to 245	Utica and Marcellus development

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “Our fiscal third quarter results once again demonstrate why the integrated model is a significant advantage for National Fuel, particularly during periods of commodity price volatility. Our Utility and Gathering businesses led the way with significant year over year earnings growth, along with the strong operational performance of our Exploration and Production business. As we look to fiscal 2020, we do so with a close eye on longer-term natural gas prices and a focus on prudently deploying capital and maintaining our strong balance sheet. We plan to reduce our drilling activity accordingly but will continue to invest in pipeline expansion projects and utility system modernization opportunities that add shareholder value and position National Fuel for long-term growth and success.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2019	2018	2019	2018
Reported GAAP Earnings	$63,753	$63,025	$257,009	$353,527
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(5,000)	(107,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	(1,020)	339	(783)	436
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	214	(83)	164	(107)
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,420)	—	1,096	—
Tax impact of unrealized (gain) loss on other investments	298	—	(230)	—
Adjusted Operating Results	$61,825	$63,281	$252,256	$246,856

Reported GAAP Earnings per share	$0.73	$0.73	$2.96	$4.09
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(0.06)	(1.24)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	(0.01)	—	(0.01)	0.01
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	—	—	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(0.02)	—	0.01	—
Tax impact of unrealized (gain) loss on other investments	—	—	—	—
Rounding	0.01	—	0.01	—
Adjusted Operating Results per share	$0.71	$0.73	$2.91	$2.86

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of earnings of each operating segment for the quarter ended June 30, 2019, is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the nine months ended June 30, 2019, are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	June 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$26,512	$27,817	$(1,305)
Mark-to-market adjustments due to hedge ineffectiveness	$(1,020)	$339	$(1,359)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	$214	$(83)	$297
Adjusted Operating Results	$25,706	$28,073	$(2,367)

Adjusted EBITDA	$88,175	$77,567	$10,608

The Exploration and Production segment’s third quarter GAAP earnings decreased $1.3 million versus the prior year, which includes the net impact of non-cash mark-to-market adjustments recorded during the current and prior year quarters relating to hedge ineffectiveness. Excluding these adjustments (see table above), the $2.4 million reduction in the Exploration and Production

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segment’s third quarter earnings was due primarily to a higher effective income tax rate, which was largely the result of tax benefits realized in the prior year that did not recur in the current year. Before considering these tax items, Seneca’s third quarter earnings were higher due primarily to the positive impacts of higher natural gas production and better realized crude oil prices, which were partially offset by the impacts of lower crude oil production, lower realized natural gas prices, higher lease operating and transportation (“LOE”) expense, and higher depreciation, depletion and amortization (“DD&A”) expense.

Seneca’s third quarter net production was 54.7 Bcfe, an increase of 10.1 Bcfe, or 23 percent, from the prior year. Natural gas production increased 10.3 billion cubic feet (“Bcf”), or 25 percent, due primarily to production from new Marcellus and Utica wells completed and connected to sales in Appalachia. Net production increased 4.8 Bcf in Seneca’s Eastern Development Area due largely to increased Utica development in the EDA-Tioga area and Marcellus development in the EDA-Lycoming area. Net gas production increased 5.5 Bcf in the WDA-Clermont area, where Seneca added a second rig in May 2018 and continues to experience stronger production and shallower declines from its Utica development program. Seneca’s oil production for the third quarter decreased 25 thousand barrels ("Mbbl"), or 4 percent, from the prior year.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.36 per thousand cubic feet ("Mcf"), a decrease of $0.07 per Mcf from the prior year. Seneca's average realized oil price, after the impact of hedging, was $62.92 per barrel ("Bbl"), an increase of $4.18 per Bbl over the prior year. The improvement in oil price realizations was due primarily to stronger price differentials at local sales points in California relative to West Texas Intermediate (WTI) prices.

LOE expense increased $10.1 million due mostly to higher gathering expenses in Appalachia resulting from the increase in natural gas production coupled with an increase in well repair costs in California. DD&A expense increased $8.8 million due to the increase in production and a $0.03 per Mcfe increase in the unit depletion rate.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$15,792	$20,723	$(4,931)

Adjusted EBITDA	$37,328	$46,072	$(8,744)

The Pipeline and Storage segment’s third quarter GAAP earnings decreased $5.0 million versus the prior year. The decrease was driven primarily by lower operating revenues and higher operation and maintenance (“O&M”) expenses, which were partially offset by the impact of a lower effective tax rate. The $5.0 million decrease in operating revenues was due largely to the expiration of a significant firm transportation contract on the Empire system in December 2018. The impact of the contract expiration was partially offset by an increase in Empire’s transportation rates following the settlement of Empire’s rate case that was effective starting in January 2019. O&M expense increased $3.5 million due primarily to an increase in pipeline integrity maintenance activity during the quarter and higher personnel costs. The reduction in the Pipeline and Storage segment’s effective tax rate was due mostly to the impact of the 2017 Tax Reform Act, which lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, and decreased income tax expense on current period income by $0.6 million.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$14,638	$11,566	$3,072

Adjusted EBITDA	$27,852	$23,090	$4,762

The Gathering segment’s third quarter GAAP earnings increased $3.1 million over the prior year. The increase was driven primarily by higher operating revenues, which were partially offset by an increase in DD&A expense. Operating revenues increased $5.0 million, or 18 percent, due primarily to a 9.4 Bcf net increase in gathered volume from Seneca’s Appalachian natural gas production. Throughput on the Gathering segment’s Wellsboro, Clermont, and Trout Run systems increased 4.9 Bcf, 3.6 Bcf, and 2.6 Bcf, respectively. The $1.0 million increase in DD&A expense was largely due to a $0.7 million impairment recorded during the quarter to write-down the Company’s minority ownership in a non-operated gas processing facility. The benefit of a lower statutory federal income tax rate due to the 2017 Tax Reform Act was offset by the net impact of other items that increased the Gathering segment’s effective tax rate, including the non-recurrence of a tax benefit recorded in the prior year relating to the blended federal rate’s impact on deferred taxes.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$7,362	$3,930	$3,432

Adjusted EBITDA	$33,163	$30,300	$2,863

The Utility segment’s third quarter GAAP earnings increased $3.4 million over the prior year. The increase was due primarily to higher customer margin (operating revenues less purchased gas sold) and lower interest expense. A number of items contributed to the increase in customer margin, including changes in customer usage and a modest increase in residential customers, an increase in revenues relating to a system modernization tracking mechanism, and the net impact of adjustments related to regulatory rate mechanisms. These positive items were partially offset by $1.8 million increase in the refund provision recorded by the Utility segment during the quarter to return the net effect of the 2017 Tax Reform Act to its customers. Interest expense decreased $0.8 million due primarily to the Company’s early refinancing of an 8.75 percent coupon 10-year note that was set to mature in May 2019.

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Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$(1,441)	$(190)	$(1,251)

Adjusted EBITDA	$(2,075)	$(295)	$(1,780)

The Energy Marketing segment’s third quarter GAAP earnings decreased $1.3 million due primarily to a decline in customer margins (operating revenues less purchased gas sold).

Corporate and All Other

Corporate and All Other operations had combined earnings of $0.9 million in the current year third quarter, which was $1.7 million higher than the loss of $0.8 million in the prior-year third quarter. The increase in earnings was primarily attributable to the impact of $1.4 million in unrealized gains on investments in equity securities recorded during the quarter ($1.1 million after-tax), lower interest expense and a lower effective tax rate. Unrealized gains and losses on investments in equity securities are now recognized in earnings following the adoption of new accounting guidance in the current year. These unrealized gains and losses had been previously recorded as other comprehensive income. These increases were partially offset by lower operating revenues from the sale of standing timber by the Company’s land and timber operations.

DISCUSSION OF GUIDANCE UPDATE

National Fuel is revising its full-year earnings guidance for fiscal 2019. The Company projects that earnings on a non-GAAP basis will be within the range of $3.40 to $3.50 per share, or $3.45 per share at the midpoint of the range. The Company’s revised earnings guidance range reflects the impact of actual results for the nine months ended June 30, 2019, and, among other forecast updates, lower commodity price assumptions to reflect current market prices for natural gas and crude oil for the remaining three months of the fiscal year. The Company is reaffirming its Exploration and Production segment’s fiscal 2019 net production guidance, which is expected to be in the range of 205 to 215 Bcfe. The Company now expects fiscal 2019 consolidated capital expenditures to be within the range of $745 million to $800 million, or $772.5 million at the midpoint.

The Company is also initiating preliminary guidance for fiscal 2020. National Fuel is projecting that its fiscal 2020 earnings will be within a range of $3.25 to $3.55 per share, or $3.40 per share at the midpoint of the range and generally in line with fiscal 2019. The Company’s fiscal 2020 earnings projections are largely being driven by an increase in Seneca’s forecasted natural gas production and the associated impact on Gathering segment revenues, offset by lower expected natural gas price realizations and modest increases in operating expenses. Seneca’s fiscal 2020 net production is expected to be in the range of 235 to 245 Bcfe, an increase of 30 Bcf versus fiscal 2019. The Company is projecting its natural gas price realizations after hedging to decline approximately $0.20 per Mcf, driven in large part by lower expected NYMEX and regional spot prices for natural gas.

In response to the deterioration in near-term commodity prices, the Company’s Exploration and Production segment is planning to reduce its development activity in Appalachia and drop one of the three horizontal drilling rigs it is currently operating during the second quarter of fiscal 2020. As a result, the Exploration and Production segment’s capital expenditures are expected to be in the range of $415 million to $455 million, a $50 million reduction versus fiscal 2019 at the midpoint. At the reduced activity level, Seneca expects to generate production to fully utilize its firm sales and transportation commitments. Gathering segment capital expenditures are expected to be $40 million to $50 million in fiscal 2020, a decline of $7.5 million at the midpoint.

Pipeline and Storage segment capital expenditures are expected to be in the range of $180 million to $215 million. The $57.5 million increase at the midpoint of the range is due primarily to higher spending on expansion projects, including the fully-subscribed Empire North project that is expected to add $25 million in annual revenues after the project goes into service,

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which is anticipated in the second half of fiscal 2020. Utility segment capital expenditures are expected to be flat versus fiscal 2019 at $90 million to $100 million as the Company continues to invest in the modernization of its gas distribution systems.

Mr. Bauer added: “Our integrated model and diversified asset base in Appalachia provide the flexibility to respond to market conditions and to efficiently allocate capital to opportunities across the natural gas value chain. Just as we have done in the past, we will again lean on that flexibility in fiscal 2020 by reducing the level of investment at the drill bit while continuing to invest in the expansion and modernization of our rate-regulated pipeline and utility systems, which we expect will generate future earnings growth and stable, value-added returns for our shareholders.”

In total, the Company’s consolidated capital expenditures in fiscal 2020 are expected to be in a range of $725 million to $820 million, flat versus fiscal 2019 at the midpoint of the respective ranges.

The Company’s fiscal 2019 earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2019, including: (1) the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s income tax expense and benefited consolidated earnings in the nine months ended June 30, 2019 by $0.06 per share; (2) the full-year impact of the Exploration and Production segment’s mark-to-market adjustments for hedge ineffectiveness; and (3) the unrealized loss on other investments due to the change in an accounting rule discussed above, which lowered earnings by $0.01 per share. While the Company expects to record additional adjustments to one or more of these items during the remaining three months ending September 30, 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table on page 8.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 2, 2019, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “2194110”. For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “2194110”. Both the webcast and a telephonic replay will be available until the close of business on Friday, August 9, 2019.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those

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involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on pages 5 and 6, the Company is revising its earnings guidance for fiscal 2019 and initiating preliminary guidance for fiscal 2020. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 and fiscal 2020 are outlined in the table below.

The Company's fiscal 2019 earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2019, including: (1) the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s income tax expense and benefited consolidated earnings in the nine months ended June 30, 2019 by $0.06 per share; (2) the full-year impact of the Exploration and Production segment’s mark-to-market adjustments for hedging ineffectiveness; and (3) the unrealized loss on other investments due to the change in an accounting rule discussed on page 6, which lowered earnings by $0.01 per share. While the Company expects to record additional adjustments to one or more of these items during the remaining three months ending September 30, 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2019 Guidance	Preliminary FY 2020 Guidance
Consolidated Earnings per Share	$3.40 to $3.50	$3.25 to $3.55
Consolidated Effective Tax Rate	~ 24%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$475 - $495	$415 - $455
Pipeline and Storage	$130 - $150	$180 - $215
Gathering	$50 - $55	$40 - $50
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$745 - $800	$725 - $820

Exploration & Production Segment Guidance

Commodity Price Assumptions (1)
NYMEX natural gas price	$2.40 /MMBtu	$2.55 /MMBtu
Appalachian basin spot price (winter | summer)	$2.10 /MMBtu	$2.20 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$57.50 /Bbl	$55.00 /Bbl
California oil price premium (% of WTI)	108%	108%

Production (Bcfe)
East Division - Appalachia	189 to 199	219 to 229
West Division - California	~ 16	~ 16
Total Production	205 to 215	235 to 245

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.90	$0.85 - $0.90
G&A	~$0.30	$0.25 - $0.30
DD&A	$0.70 - $0.75	$0.70 - $0.75

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$125 - $130	$135 - $145
Pipeline and Storage Segment Revenues	~$285	$290 - $295

(1) Revised commodity price assumptions reflect the Company's forecast for the remainder of fiscal 2019.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2018 GAAP earnings	$27,817	$20,723	$11,566	$3,930	$(190)	$(821)	$63,025

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	339						339
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(83)						(83)
Third quarter 2018 adjusted operating results	28,073	20,723	11,566	3,930	(190)	(821)	63,281

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	18,891						18,891
Higher (lower) crude oil production	(1,119)						(1,119)
Higher (lower) realized natural gas prices, after hedging	(2,950)						(2,950)
Higher (lower) realized crude oil prices, after hedging	1,817						1,817

Midstream and All Other Revenues
Higher (lower) operating revenues		(3,693)	3,773			(485)	(405)

Downstream Margins***
Impact of usage and weather				1,425			1,425
System modernization tracker revenues				1,033			1,033
Lower (higher) refund provision on tax rate change				(1,386)			(1,386)
Regulatory true-up adjustments				1,069			1,069
Higher (lower) marketing margins					(1,251)		(1,251)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(7,618)						(7,618)
Lower (higher) operating expenses		(2,606)					(2,606)
Lower (higher) depreciation / depletion	(6,613)		(786)				(7,399)

Other Income (Expense)
(Higher) lower interest expense	(455)	335	162	588		636	1,266

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	953	602	819	271	(69)	(20)	2,556
Lower (higher) income tax expense / effective tax rate	(4,281)	169	(789)	269	75	723	(3,834)

All other / rounding	(992)	262	(107)	163	(6)	(265)	(945)
Third quarter 2019 adjusted operating results	25,706	15,792	14,638	7,362	(1,441)	(232)	61,825

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	1,020						1,020
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(214)						(214)
Unrealized gain (loss) on other investments						1,420	1,420
Tax impact of unrealized gain (loss) on other investments						(298)	(298)
Third quarter 2019 GAAP earnings	$26,512	$15,792	$14,638	$7,362	$(1,441)	$890	$63,753

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2018 GAAP earnings per share	$0.32	$0.24	$0.13	$0.05	$—	$(0.01)	$0.73
Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	—						—
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—						—
Third quarter 2018 adjusted operating results per share	0.32	0.24	0.13	0.05	—	(0.01)	0.73

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.22						0.22
Higher (lower) crude oil production	(0.01)						(0.01)
Higher (lower) realized natural gas prices, after hedging	(0.03)						(0.03)
Higher (lower) realized crude oil prices, after hedging	0.02						0.02

Midstream and All Other Revenues
Higher (lower) operating revenues		(0.04)	0.04			(0.01)	(0.01)

Downstream Margins***
Impact of usage and weather				0.02			0.02
System modernization tracker revenues				0.01			0.01
Lower (higher) refund provision on tax rate change				(0.02)			(0.02)
Regulatory true-up adjustments				0.01			0.01
Higher (lower) marketing margins					(0.01)		(0.01)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.09)						(0.09)
Lower (higher) operating expenses		(0.03)					(0.03)
Lower (higher) depreciation / depletion	(0.08)		(0.01)				(0.09)

Other Income (Expense)
(Higher) lower interest expense	(0.01)	—	—	0.01		0.01	0.01

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.01	0.01	0.01	—	—	—	0.03
Lower (higher) income tax expense / effective tax rate	(0.05)	—	(0.01)	—	—	0.01	(0.05)

All other / rounding	—	—	0.01	—	(0.01)	—	—
Third quarter 2019 adjusted operating results per share	0.30	0.18	0.17	0.08	(0.02)	—	0.71

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	0.01						0.01
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—						—
Unrealized gain (loss) on other investments						0.02	0.02
Tax impact of unrealized gain (loss) on other investments						—	—
Rounding						(0.01)	(0.01)
Third quarter 2019 GAAP earnings per share	$0.31	$0.18	$0.17	$0.08	$(0.02)	$0.01	$0.73

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2018 GAAP earnings	$161,052	$81,909	$68,736	$58,283	$1,434	$(17,887)	$353,527

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(76,510)	(14,100)	(34,500)		359	17,751	(107,000)
Mark-to-market adjustments due to hedge ineffectiveness	436						436
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(107)						(107)
Nine months ended June 30, 2018 adjusted operating results	84,871	67,809	34,236	58,283	1,793	(136)	246,856

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	44,802						44,802
Higher (lower) crude oil production	(10,025)						(10,025)
Higher (lower) realized natural gas prices, after hedging	(4,248)						(4,248)
Higher (lower) realized crude oil prices, after hedging	3,782						3,782

Midstream and All Other Revenues
Higher (lower) operating revenues		(5,690)	9,428			(1,249)	2,489

Downstream Margins***
Impact of usage and weather				3,684			3,684
System modernization tracker revenues				2,601			2,601
Lower (higher) refund provision on tax rate change				(3,801)			(3,801)
Regulatory true-up adjustments				1,173			1,173
Higher (lower) marketing margins					(3,360)		(3,360)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(11,429)						(11,429)
Lower (higher) operating expenses	(1,636)	(7,956)	(1,680)	(895)			(12,167)
Lower (higher) property, franchise and other taxes	(2,123)	(867)					(2,990)
Lower (higher) depreciation / depletion	(15,052)	(935)	(1,568)				(17,555)

Other Income (Expense)
(Higher) lower other deductions		1,581		2,421			4,002
(Higher) lower interest expense	(423)	1,064	256	1,749	—	1,188	3,834

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	3,556	2,220	1,969	2,813	(76)	(216)	10,266
Lower (higher) income tax expense / effective tax rate	(7,376)	1,885	(1,393)	195	248	817	(5,624)

All other / rounding	291	(468)	(237)	377	(1)	4	(34)
Nine months ended June 30, 2019 adjusted operating results	84,990	58,643	41,011	68,600	(1,396)	408	252,256

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	990		500		198	3,312	5,000
Mark-to-market adjustments due to hedge ineffectiveness	783						783
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(164)						(164)
Unrealized gain (loss) on other investments						(1,096)	(1,096)
Tax impact of unrealized gain (loss) on other investments						230	230
Nine months ended June 30, 2019 GAAP earnings	$86,599	$58,643	$41,511	$68,600	$(1,198)	$2,854	$257,009

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2019
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*
Nine months ended June 30, 2018 GAAP earnings per share	$1.86	$0.95	$0.80	$0.67	$0.02	$(0.21)	$4.09
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.89)	(0.16)	(0.40)		—	0.21	(1.24)
Mark-to-market adjustments due to hedge ineffectiveness	0.01						0.01
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—						—
Nine months ended June 30, 2018 adjusted operating results per share	0.98	0.79	0.40	0.67	0.02	—	2.86

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.52						0.52
Higher (lower) crude oil production	(0.12)						(0.12)
Higher (lower) realized natural gas prices, after hedging	(0.05)						(0.05)
Higher (lower) realized crude oil prices, after hedging	0.04						0.04

Midstream and All Other Revenues
Higher (lower) operating revenues		(0.07)	0.11			(0.01)	0.03

Downstream Margins***
Impact of usage and weather				0.04			0.04
System modernization tracker revenues				0.03			0.03
Lower (higher) refund provision on tax rate change				(0.04)			(0.04)
Regulatory true-up adjustments				0.01			0.01
Higher (lower) marketing margins					(0.04)		(0.04)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.13)						(0.13)
Lower (higher) operating expenses	(0.02)	(0.09)	(0.02)	(0.01)			(0.14)
Lower (higher) property, franchise and other taxes	(0.02)	(0.01)					(0.03)
Lower (higher) depreciation / depletion	(0.17)	(0.01)	(0.02)				(0.20)

Other Income (Expense)
(Higher) lower other deductions		0.02		0.03			0.05
(Higher) lower interest expense	—	0.01	—	0.02	—	0.01	0.04

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.04	0.03	0.02	0.03	—	—	0.12
Lower (higher) income tax expense / effective tax rate	(0.09)	0.02	(0.02)	—	—	0.01	(0.08)

All other / rounding	—	(0.01)	—	0.01	—	—	—
Nine months ended June 30, 2019 adjusted operating results per share	0.98	0.68	0.47	0.79	(0.02)	0.01	2.91

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	0.01		0.01		—	0.04	0.06
Mark-to-market adjustments due to hedge ineffectiveness	0.01						0.01
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—						—
Unrealized gain (loss) on other investments						(0.01)	(0.01)
Tax impact of unrealized gain (loss) on other investments						—	—
Rounding					0.01	(0.02)	(0.01)
Nine months ended June 30, 2019 GAAP earnings per share	$1.00	$0.68	$0.48	$0.79	$(0.01)	$0.02	$2.96

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2019	2018	2019	2018
Operating Revenues:
Utility and Energy Marketing Revenues	$151,312	$154,088	$781,059	$719,234
Exploration and Production and Other Revenues	159,864	137,492	470,267	425,811
Pipeline and Storage and Gathering Revenues	46,024	51,332	148,665	158,428
	357,200	342,912	1,399,991	1,303,473
Operating Expenses:
Purchased Gas	47,839	52,211	381,537	322,854
Operation and Maintenance:
Utility and Energy Marketing	39,607	39,560	132,082	130,348
Exploration and Production and Other	35,674	30,682	108,610	104,891
Pipeline and Storage and Gathering	28,675	25,044	80,857	68,272
Property, Franchise and Other Taxes	21,506	20,595	68,046	64,245
Depreciation, Depletion and Amortization	71,072	60,817	200,990	177,802
	244,373	228,909	972,122	868,412

Operating Income	112,827	114,003	427,869	435,061

Other Income (Expense):
Other Income (Deductions)	(1,456)	(3,612)	(16,977)	(20,205)
Interest Expense on Long-Term Debt	(25,303)	(27,177)	(76,016)	(82,412)
Other Interest Expense	(1,202)	(1,006)	(4,061)	(2,742)

Income Before Income Taxes	84,866	82,208	330,815	329,702

Income Tax Expense (Benefit)	21,113	19,183	73,806	(23,825)

Net Income Available for Common Stock	$63,753	$63,025	$257,009	$353,527

Earnings Per Common Share
Basic	$0.74	$0.73	$2.98	$4.12
Diluted	$0.73	$0.73	$2.96	$4.09

Weighted Average Common Shares:
Used in Basic Calculation	86,306,434	85,930,289	86,208,766	85,789,279
Used in Diluted Calculation	86,839,841	86,501,194	86,765,781	86,370,900

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2019	2018

ASSETS
Property, Plant and Equipment	$10,988,435	$10,439,839
Less - Accumulated Depreciation, Depletion and Amortization	5,636,065	5,462,696
Net Property, Plant and Equipment	5,352,370	4,977,143

Current Assets:
Cash and Temporary Cash Investments	87,515	229,606
Hedging Collateral Deposits	6,835	3,441
Receivables - Net	178,762	141,498
Unbilled Revenue	18,047	24,182
Gas Stored Underground	17,075	37,813
Materials and Supplies - at average cost	39,010	35,823
Unrecovered Purchased Gas Costs	—	4,204
Other Current Assets	56,052	68,024
Total Current Assets	403,296	544,591

Other Assets:
Recoverable Future Taxes	113,619	115,460
Unamortized Debt Expense	14,432	15,975
Other Regulatory Assets	107,206	112,918
Deferred Charges	33,627	40,025
Other Investments	137,847	132,545
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	88,939	82,733
Fair Value of Derivative Financial Instruments	36,803	9,518
Other	42,632	102
Total Other Assets	580,581	514,752
Total Assets	$6,336,247	$6,036,486

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 86,306,593 Shares and 85,956,814 Shares, Respectively	$86,307	$85,957
Paid in Capital	827,243	820,223
Earnings Reinvested in the Business	1,262,867	1,098,900
Accumulated Other Comprehensive Loss	(32,666)	(67,750)
Total Comprehensive Shareholders' Equity	2,143,751	1,937,330
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,133,101	2,131,365
Total Capitalization	4,276,852	4,068,695

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	112,782	160,031
Amounts Payable to Customers	14,546	3,394
Dividends Payable	37,543	36,532
Interest Payable on Long-Term Debt	29,461	19,062
Customer Advances	166	13,609
Customer Security Deposits	16,801	25,703
Other Accruals and Current Liabilities	180,063	132,693
Fair Value of Derivative Financial Instruments	4,563	49,036
Total Current and Accrued Liabilities	395,925	440,060

Deferred Credits:
Deferred Income Taxes	647,602	512,686
Taxes Refundable to Customers	366,184	370,628
Cost of Removal Regulatory Liability	218,340	212,311
Other Regulatory Liabilities	159,259	146,743
Pension and Other Post-Retirement Liabilities	53,142	66,103
Asset Retirement Obligations	104,732	108,235
Other Deferred Credits	114,211	111,025
Total Deferred Credits	1,663,470	1,527,731
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,336,247	$6,036,486

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2019	2018

Operating Activities:
Net Income Available for Common Stock	$257,009	$353,527
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	200,990	177,802
Deferred Income Taxes	111,123	(43,537)
Stock-Based Compensation	16,144	11,770
Other	7,964	12,311
Change in:
Receivables and Unbilled Revenue	(31,584)	(35,021)
Gas Stored Underground and Materials and Supplies	17,551	18,832
Unrecovered Purchased Gas Costs	4,204	4,623
Other Current Assets	11,972	(1,185)
Accounts Payable	(16,132)	2,327
Amounts Payable to Customers	11,152	16,833
Customer Advances	(13,443)	(15,504)
Customer Security Deposits	(8,902)	(1,904)
Other Accruals and Current Liabilities	36,040	26,538
Other Assets	(34,594)	(10,770)
Other Liabilities	1,061	1,441
Net Cash Provided by Operating Activities	$570,555	$518,083

Investing Activities:
Capital Expenditures	$(587,442)	$(403,994)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	55,506
Other	(3,071)	(1,759)
Net Cash Used in Investing Activities	$(590,513)	$(350,247)

Financing Activities:
Reduction of Long-Term Debt	$—	$(307,047)
Dividends Paid on Common Stock	(109,875)	(106,732)
Net Proceeds from Issuance (Repurchase) of Common Stock	(8,864)	4,262
Net Cash Used in Financing Activities	$(118,739)	$(409,517)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(138,697)	(241,681)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	233,047	557,271
Cash, Cash Equivalents, and Restricted Cash at June 30	$94,350	$315,590

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2019	2018	Variance	2019	2018	Variance
Total Operating Revenues	$158,875	$135,828	$23,047	$467,853	$421,381	$46,472

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,628	14,946	682	47,940	45,296	2,644
Lease Operating and Transportation Expense	47,714	37,624	10,090	136,217	121,079	15,138
All Other Operation and Maintenance Expense	2,453	2,728	(275)	7,705	8,182	(477)
Property, Franchise and Other Taxes	3,885	3,302	583	13,558	10,746	2,812
Depreciation, Depletion and Amortization	40,055	31,296	8,759	110,643	90,707	19,936
	109,735	89,896	19,839	316,063	276,010	40,053

Operating Income	49,140	45,932	3,208	151,790	145,371	6,419

Other Income (Expense):
Other Income (Deductions)	268	193	75	822	208	614
Other Interest Expense	(13,850)	(13,247)	(603)	(40,561)	(40,001)	(560)

Income Before Income Taxes	35,558	32,878	2,680	112,051	105,578	6,473
Income Tax Expense (Benefit)	9,046	5,061	3,985	25,452	(55,474)	80,926
Net Income	$26,512	$27,817	$(1,305)	$86,599	$161,052	$(74,453)

Net Income Per Share (Diluted)	$0.31	$0.32	$(0.01)	$1.00	$1.86	$(0.86)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$46,024	$51,363	$(5,339)	$148,663	$158,387	$(9,724)
Intersegment Revenues	22,943	22,496	447	69,712	67,524	2,188
Total Operating Revenues	68,967	73,859	(4,892)	218,375	225,911	(7,536)

Operating Expenses:
Purchased Gas	70	105	(35)	884	266	618
Operation and Maintenance	24,070	20,618	3,452	68,610	58,072	10,538
Property, Franchise and Other Taxes	7,499	7,064	435	22,448	21,299	1,149
Depreciation, Depletion and Amortization	11,154	10,888	266	33,561	32,322	1,239
	42,793	38,675	4,118	125,503	111,959	13,544

Operating Income	26,174	35,184	(9,010)	92,872	113,952	(21,080)

Other Income (Expense):
Other Income (Deductions)	2,447	1,433	1,014	6,346	4,252	2,094
Interest Expense	(7,223)	(7,667)	444	(22,009)	(23,418)	1,409

Income Before Income Taxes	21,398	28,950	(7,552)	77,209	94,786	(17,577)
Income Tax Expense	5,606	8,227	(2,621)	18,566	12,877	5,689
Net Income	$15,792	$20,723	$(4,931)	$58,643	$81,909	$(23,266)

Net Income Per Share (Diluted)	$0.18	$0.24	$(0.06)	$0.68	$0.95	$(0.27)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$—	$(31)	$31	$2	$41	$(39)
Intersegment Revenues	32,875	27,908	4,967	91,931	79,404	12,527
Total Operating Revenues	32,875	27,877	4,998	91,933	79,445	12,488

Operating Expenses:
Operation and Maintenance	5,009	4,773	236	13,473	11,248	2,225
Property, Franchise and Other Taxes	14	14	—	62	74	(12)
Depreciation, Depletion and Amortization	5,485	4,444	1,041	14,836	12,759	2,077
	10,508	9,231	1,277	28,371	24,081	4,290

Operating Income	22,367	18,646	3,721	63,562	55,364	8,198

Other Income (Expense):
Other Income (Deductions)	172	78	94	404	730	(326)
Interest Expense	(2,288)	(2,502)	214	(7,010)	(7,349)	339

Income Before Income Taxes	20,251	16,222	4,029	56,956	48,745	8,211
Income Tax Expense (Benefit)	5,613	4,656	957	15,445	(19,991)	35,436
Net Income	$14,638	$11,566	$3,072	$41,511	$68,736	$(27,225)

Net Income Per Share (Diluted)	$0.17	$0.13	$0.04	$0.48	$0.80	$(0.32)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$129,977	$128,628	$1,349	$648,624	$599,495	$49,129
Intersegment Revenues	2,944	3,519	(575)	9,984	11,401	(1,417)
Total Operating Revenues	132,921	132,147	774	658,608	610,896	47,712

Operating Expenses:
Purchased Gas	51,003	53,028	(2,025)	328,119	286,446	41,673
Operation and Maintenance	38,890	38,858	32	129,839	128,060	1,779
Property, Franchise and Other Taxes	9,865	9,961	(96)	31,229	31,349	(120)
Depreciation, Depletion and Amortization	13,546	13,316	230	40,202	39,981	221
	113,304	115,163	(1,859)	529,389	485,836	43,553

Operating Income	19,617	16,984	2,633	129,219	125,060	4,159

Other Income (Expense):
Other Income (Deductions)	(5,017)	(5,436)	419	(22,851)	(26,057)	3,206
Interest Expense	(5,793)	(6,572)	779	(17,950)	(20,266)	2,316

Income Before Income Taxes	8,807	4,976	3,831	88,418	78,737	9,681
Income Tax Expense	1,445	1,046	399	19,818	20,454	(636)
Net Income	$7,362	$3,930	$3,432	$68,600	$58,283	$10,317

Net Income Per Share (Diluted)	$0.08	$0.05	$0.03	$0.79	$0.67	$0.12

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$21,335	$25,460	$(4,125)	$132,435	$119,739	$12,696
Intersegment Revenues	681	512	169	1,056	589	467
Total Operating Revenues	22,016	25,972	(3,956)	133,491	120,328	13,163

Operating Expenses:
Purchased Gas	22,517	24,816	(2,299)	130,853	113,240	17,613
Operation and Maintenance	1,574	1,451	123	4,814	4,529	285
Depreciation, Depletion and Amortization	72	69	3	213	207	6
	24,163	26,336	(2,173)	135,880	117,976	17,904

Operating Income (Loss)	(2,147)	(364)	(1,783)	(2,389)	2,352	(4,741)

Other Income (Expense):
Other Income (Deductions)	221	104	117	466	177	289
Interest Expense	(3)	(4)	1	(16)	(16)	—

Income (Loss) Before Income Taxes	(1,929)	(264)	(1,665)	(1,939)	2,513	(4,452)
Income Tax Expense (Benefit)	(488)	(74)	(414)	(741)	1,079	(1,820)
Net Income (Loss)	$(1,441)	$(190)	$(1,251)	$(1,198)	$1,434	$(2,632)

Net Income (Loss) Per Share (Diluted)	$(0.02)	$—	$(0.02)	$(0.01)	$0.02	$(0.03)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2019	2018	Variance	2019	2018	Variance
Total Operating Revenues	$854	$1,496	$(642)	$2,170	$3,824	$(1,654)
Operating Expenses:
Operation and Maintenance	316	404	(88)	899	1,076	(177)
Property, Franchise and Other Taxes	127	138	(11)	398	425	(27)
Depreciation, Depletion and Amortization	568	614	(46)	963	1,259	(296)
	1,011	1,156	(145)	2,260	2,760	(500)

Operating Income (Loss)	(157)	340	(497)	(90)	1,064	(1,154)

Other Income (Expense):
Other Income (Deductions)	155	98	57	443	241	202

Income (Loss) Before Income Taxes	(2)	438	(440)	353	1,305	(952)
Income Tax Expense	1	141	(140)	101	1,519	(1,418)
Net Income (Loss)	$(3)	$297	$(300)	$252	$(214)	$466

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$135	$168	$(33)	$244	$606	$(362)
Intersegment Revenues	1,165	999	166	3,494	2,998	496
Total Operating Revenues	1,300	1,167	133	3,738	3,604	134
Operating Expenses:
Operation and Maintenance	3,159	3,580	(421)	9,910	10,787	(877)
Property, Franchise and Other Taxes	116	116	—	351	352	(1)
Depreciation, Depletion and Amortization	192	190	2	572	567	5
	3,467	3,886	(419)	10,833	11,706	(873)

Operating Loss	(2,167)	(2,719)	552	(7,095)	(8,102)	1,007

Other Income (Expense):
Other Income (Deductions)	29,588	30,393	(805)	84,580	92,984	(8,404)
Interest Expense on Long-Term Debt	(25,303)	(27,177)	1,874	(76,016)	(82,412)	6,396
Other Interest Expense	(1,335)	(1,489)	154	(3,702)	(4,432)	730

Income (Loss) before Income Taxes	783	(992)	1,775	(2,233)	(1,962)	(271)
Income Tax Expense (Benefit)	(110)	126	(236)	(4,835)	15,711	(20,546)
Net Income (Loss)	$893	$(1,118)	$2,011	$2,602	$(17,673)	$20,275

Net Income (Loss) Per Share (Diluted)	$0.01	$(0.01)	$0.02	$0.02	$(0.21)	$0.23

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2019	2018	Variance	2019	2018	Variance
Intersegment Revenues	$(60,608)	$(55,434)	$(5,174)	$(176,177)	$(161,916)	$(14,261)
Operating Expenses:
Purchased Gas	(25,751)	(25,738)	(13)	(78,319)	(77,098)	(1,221)
Operation and Maintenance	(34,857)	(29,696)	(5,161)	(97,858)	(84,818)	(13,040)
	(60,608)	(55,434)	(5,174)	(176,177)	(161,916)	(14,261)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Other Income (Deductions)	(29,290)	(30,475)	1,185	(87,187)	(92,740)	5,553
Interest Expense	29,290	30,475	(1,185)	87,187	92,740	(5,553)
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2019		2018		(Decrease)	2019		2018		(Decrease)

Capital Expenditures:
Exploration and Production	$128,888	(1)	$110,591	(3)	$18,297	$391,674	(1)(2)	$269,876	(3)(4)	$121,798
Pipeline and Storage	35,489	(1)	15,916	(3)	19,573	88,127	(1)(2)	53,356	(3)(4)	34,771
Gathering	17,926	(1)	15,484	(3)	2,442	39,396	(1)(2)	47,767	(3)(4)	(8,371)
Utility	22,706	(1)	19,737	(3)	2,969	58,363	(1)(2)	52,026	(3)(4)	6,337
Energy Marketing	14		10		4	56		33		23
Total Reportable Segments	205,023		161,738		43,285	577,616		423,058		154,558
All Other	68		—		68	68		1		67
Corporate	267		7		260	369		51		318
Eliminations	—		—		—	—		(19,922)		19,922
Total Capital Expenditures	$205,358		$161,745		$43,613	$578,053		$403,188		$174,865

(1)
Capital expenditures for the quarter and nine months ended June 30, 2019, include accounts payable and accrued liabilities related to capital expenditures of $51.0 million, $14.0 million, $8.3 million, and $6.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2019, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the nine months ended June 30, 2019, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the nine months ended June 30, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2019.

(3)
Capital expenditures for the quarter and nine months ended June 30, 2018, include accounts payable and accrued liabilities related to capital expenditures of $49.0 million, $10.9 million, $8.2 million, and $3.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2018, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the nine months ended June 30, 2018, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the nine months ended June 30, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2018.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2019	2018	Normal (1)	Last Year (1)

Buffalo, NY	912	957	873	4.9	9.6
Erie, PA	871	773	825	(11.3)	(6.3)

Nine Months Ended June 30

Buffalo, NY	6,455	6,654	6,308	3.1	5.5
Erie, PA	6,023	5,899	5,929	(2.1)	(0.5)

(1)	Percents compare actual 2019 degree days to normal degree days and actual 2019 degree days to actual 2018 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	50,766	40,444	10,322	140,954	117,261	23,693
West Coast	494	526	(32)	1,483	1,896	(413)
Total Production	51,260	40,970	10,290	142,437	119,157	23,280

Average Prices (Per Mcf)
Appalachia	$2.21	$2.30	$(0.09)	$2.58	$2.37	$0.21
West Coast	3.84	4.41	(0.57)	5.55	4.62	0.93
Weighted Average	2.22	2.32	(0.10)	2.61	2.40	0.21
Weighted Average after Hedging	2.36	2.43	(0.07)	2.51	2.55	(0.04)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	2	3	(1)
West Coast	575	600	(25)	1,710	1,934	(224)
Total Production	576	601	(25)	1,712	1,937	(225)

Average Prices (Per Barrel)
Appalachia	$55.45	$64.37	$(8.92)	$55.80	$55.06	$0.74
West Coast	67.43	71.53	(4.10)	65.01	64.69	0.32
Weighted Average	67.41	71.52	(4.11)	65.00	64.68	0.32
Weighted Average after Hedging	62.92	58.74	4.18	61.88	58.96	2.92

Total Production (MMcfe)	54,716	44,576	10,140	152,709	130,779	21,930

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.29	$0.34	$(0.05)	$0.31	$0.35	$(0.04)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.87	$0.84	$0.03	$0.89	$0.93	$(0.04)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.73	$0.70	$0.03	$0.72	$0.69	$0.03

(1)
Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.57 and $0.53 per Mcfe for the three months ended June 30, 2019 and June 30, 2018, respectively. Amounts include transportation expense of $0.55 and $0.54 per Mcfe for the nine months ended June 30, 2019 and June 30, 2018, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Three Months of Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	186,000	BBL	$63.52 / BBL
NYMEX	267,000	BBL	$53.42 / BBL
Total	453,000	BBL	$57.57 / BBL

Gas Swaps
NYMEX	20,040,000	MMBTU	$2.93 / MMBTU
DAWN	1,800,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	19,579,555	MMBTU	$2.61 / MMBTU
Total	41,419,555	MMBTU	$2.78 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	1,260,000	BBL	$64.66 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	1,584,000	BBL	$61.77 / BBL

Gas Swaps
NYMEX	40,990,000	MMBTU	$2.92 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	46,430,854	MMBTU	$2.37 / MMBTU
Total	94,620,854	MMBTU	$2.65 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	576,000	BBL	$64.48 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	732,000	BBL	$61.61 / BBL

Gas Swaps
NYMEX	6,790,000	MMBTU	$2.95 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,381,641	MMBTU	$2.22 / MMBTU
Total	48,771,641	MMBTU	$2.33 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Fixed Price Physical Sales	40,533,125	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Fixed Price Physical Sales	37,174,130	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Fixed Price Physical Sales	21,053,189	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Firm Transportation - Affiliated	20,755	21,714	(959)	107,423	104,106	3,317
Firm Transportation - Non-Affiliated	137,984	155,357	(17,373)	442,839	479,346	(36,507)
Interruptible Transportation	309	1,107	(798)	1,974	3,153	(1,179)
	159,048	178,178	(19,130)	552,236	586,605	(34,369)

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Gathered Volume - Affiliated	60,745	51,392	9,353	169,590	145,928	23,662

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Retail Sales:
Residential Sales	9,895	10,052	(157)	60,581	56,468	4,113
Commercial Sales	1,441	1,525	(84)	8,999	8,621	378
Industrial Sales	151	128	23	639	559	80
	11,487	11,705	(218)	70,219	65,648	4,571
Off-System Sales	—	—	—	—	141	(141)
Transportation	14,716	15,348	(632)	65,914	66,398	(484)
	26,203	27,053	(850)	136,133	132,187	3,946

Energy Marketing Volume
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Natural Gas (MMcf)	7,429	8,322	(893)	36,039	36,413	(374)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and nine months ended June 30, 2019 and 2018:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2019	2018	2019	2018
Reported GAAP Earnings	$63,753	$63,025	$257,009	$353,527
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(5,000)	(107,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	(1,020)	339	(783)	436
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	214	(83)	164	(107)
Unrealized (gain) loss on other investments (Corporate/All Other)	(1,420)	—	1,096	—
Tax impact of unrealized (gain) loss on other investments	298	—	(230)	—
Adjusted Operating Results	$61,825	$63,281	$252,256	$246,856

Reported GAAP Earnings per share	$0.73	$0.73	$2.96	$4.09
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	(0.06)	(1.24)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	(0.01)	—	(0.01)	0.01
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	—	—	—
Unrealized (gain) loss on other investments (Corporate/All Other)	(0.02)	—	0.01	—
Tax impact of unrealized (gain) loss on other investments	—	—	—	—
Rounding	0.01	—	0.01	—
Adjusted Operating Results per share	$0.71	$0.73	$2.91	$2.86

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2019 and 2018:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
(in thousands)
Reported GAAP Earnings	$63,753	$63,025	$257,009	$353,527
Depreciation, Depletion and Amortization	71,072	60,817	200,990	177,802
Other (Income) Deductions	1,456	3,612	16,977	20,205
Interest Expense	26,505	28,183	80,077	85,154
Income Taxes	21,113	19,183	73,806	(23,825)
Mark-to-Market Adjustments due to Hedge Ineffectiveness	(1,020)	339	(783)	436
Adjusted EBITDA	$182,879	$175,159	$628,076	$613,299

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$37,328	$46,072	$126,433	$146,274
Gathering Adjusted EBITDA	27,852	23,090	78,398	68,123
Total Midstream Businesses Adjusted EBITDA	65,180	69,162	204,831	214,397
Exploration and Production Adjusted EBITDA	88,175	77,567	261,650	236,514
Utility Adjusted EBITDA	33,163	30,300	169,421	165,041
Energy Marketing Adjusted EBITDA	(2,075)	(295)	(2,176)	2,559
Corporate and All Other Adjusted EBITDA	(1,564)	(1,575)	(5,650)	(5,212)
Total Adjusted EBITDA	$182,879	$175,159	$628,076	$613,299

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2019	2018	2019	2018
Exploration and Production Segment
Reported GAAP Earnings	$26,512	$27,817	$86,599	$161,052
Depreciation, Depletion and Amortization	40,055	31,296	110,643	90,707
Other (Income) Deductions	(268)	(193)	(822)	(208)
Interest Expense	13,850	13,247	40,561	40,001
Income Taxes	9,046	5,061	25,452	(55,474)
Mark-to-Market Adjustments due to Hedge Ineffectiveness	(1,020)	339	(783)	436
Adjusted EBITDA	$88,175	$77,567	$261,650	$236,514

Pipeline and Storage Segment
Reported GAAP Earnings	$15,792	$20,723	$58,643	$81,909
Depreciation, Depletion and Amortization	11,154	10,888	33,561	32,322
Other (Income) Deductions	(2,447)	(1,433)	(6,346)	(4,252)
Interest Expense	7,223	7,667	22,009	23,418
Income Taxes	5,606	8,227	18,566	12,877
Adjusted EBITDA	$37,328	$46,072	$126,433	$146,274

Gathering Segment
Reported GAAP Earnings	$14,638	$11,566	$41,511	$68,736
Depreciation, Depletion and Amortization	5,485	4,444	14,836	12,759
Other (Income) Deductions	(172)	(78)	(404)	(730)
Interest Expense	2,288	2,502	7,010	7,349
Income Taxes	5,613	4,656	15,445	(19,991)
Adjusted EBITDA	$27,852	$23,090	$78,398	$68,123

Utility Segment
Reported GAAP Earnings	$7,362	$3,930	$68,600	$58,283
Depreciation, Depletion and Amortization	13,546	13,316	40,202	39,981
Other (Income) Deductions	5,017	5,436	22,851	26,057
Interest Expense	5,793	6,572	17,950	20,266
Income Taxes	1,445	1,046	19,818	20,454
Adjusted EBITDA	$33,163	$30,300	$169,421	$165,041

Energy Marketing Segment
Reported GAAP Earnings	$(1,441)	$(190)	$(1,198)	$1,434
Depreciation, Depletion and Amortization	72	69	213	207
Other (Income) Deductions	(221)	(104)	(466)	(177)
Interest Expense	3	4	16	16
Income Taxes	(488)	(74)	(741)	1,079
Adjusted EBITDA	$(2,075)	$(295)	$(2,176)	$2,559

Corporate and All Other
Reported GAAP Earnings	$890	$(821)	$2,854	$(17,887)
Depreciation, Depletion and Amortization	760	804	1,535	1,826
Other (Income) Deductions	(453)	(16)	2,164	(485)
Interest Expense	(2,652)	(1,809)	(7,469)	(5,896)
Income Taxes	(109)	267	(4,734)	17,230
Adjusted EBITDA	$(1,564)	$(1,575)	$(5,650)	$(5,212)